Exhibit 10.1

FINWARD BANCORP

2025 OMNIBUS EQUITY INCENTIVE PLAN

1. Establishment of Plan. Finward Bancorp, an Indiana corporation, hereby establishes the equity-based incentive compensation plan known as the Finward Bancorp 2025 Omnibus Equity Incentive Plan (now, and as hereafter amended from time to time, the “Plan”). This Plan permits the grant of Awards, which may be subject to time-based vesting or performance-based vesting, as specified herein. The adoption of this Plan and the grant of Awards hereunder, and, to the extent required hereunder, the adoption of any subsequent amendments, are expressly conditioned upon the approval of this Plan by the shareholders of the Company.

2. Plan Purpose. The purpose of the Plan is (i) to further the long-term growth and financial success of the Company and its subsidiaries by aligning the personal interests of Plan Participants with those of the shareholders of the Company; (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries; (iii) to provide Plan Participants with an incentive for excellence in individual performance; and (iv) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Shares of the Company or to receive monetary payments based on the value of such Shares.

3. Definitions. The following definitions are applicable to the Plan.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Affiliated Stock Appreciation Rights” means a Stock Appreciation Right that is granted in connection with a related Option and that automatically will be deemed to be exercised at the same time that the related Option is exercised.

“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the earlier of the date applicable Option or Stock Appreciation Right terminates or expires per its terms as initially established by the Committee.

“Award” means the grant by the Committee to a Participant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, Stock Appreciation Rights, Other Share-Based Awards, or any combination thereof, as provided in the Plan.

“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

“Board” means the Board of Directors of the Company.

“Cause” means, for purposes of determining whether and when a Participant has incurred a termination of Continuous Service for Cause, any act or failure to act which: (i) results in removal or permanent prohibition of the Participant from participating in the conduct of the Company’s or an Affiliate’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. § 1818(e)(4) and (g)(1); or (ii) permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement, or the agreement or arrangement does not define the term “cause,” then “Cause” for purposes of this Plan shall mean: (i) the commission of or plea of no contest to a felony; (ii) an intentional act of fraud, embezzlement, theft, or personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of the Participant’s employment; provided that, (A) no act or failure to act will be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence, and (B) an act or failure to act will only be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or Peoples Bank; (iii) intentional damage by the Participant to the business or property of the Company or Peoples Bank, causing material harm to the Company or Peoples Bank; (iv) material breach by the Participant of any provision of any agreement between the Participant and the Company or Peoples Bank; (v) material breach of the Company’s written policies (such as the Company’s code of conduct), including unethical conduct, violation of law or other inappropriate behavior that causes substantial reputational harm to the Company or Peoples Bank or exposes the Company or Peoples Bank to substantial legal liability; (vi) gross negligence or insubordination by Participant in the performance of the Participant’s duties, or the Participant’s refusal or repeated failure to carry out lawful directives of the Board or of any other supervisor; and (vii) removal or permanent prohibition of the Participant from participating in the conduct of the affairs of the Company or Peoples Bank by an order issued under subsection 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §§ 1818(e)(4) and (g)(1).

“Change in Control” means any of the events specified in the following clauses: (i) any merger, consolidation, or similar transaction which involves the Company or Peoples Bank and in which persons who are the shareholders of the Company or Peoples Bank immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully-diluted basis; (ii) any sale, lease, exchange, transfer, or other disposition of all or substantially all of the consolidated assets of the Company or Peoples Bank; (iii) any tender, exchange, sale, or other disposition (other than disposition of the capital stock of the Company or Peoples Bank in connection with bankruptcy, insolvency, foreclosure, receivership, or other similar transactions) or purchase (other than purchases by the Company or any Company- or Peoples Bank-sponsored employee benefit plan, or purchases by members of the Board) of shares of capital stock which represent more than twenty-five percent (25%) of the voting power of the Company or Peoples Bank; or (iv) during any period of two consecutive years, individuals who at the date of the adoption of this Plan constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office. Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred (x) as a result of the issuance of capital stock by the Company in connection with any public offering of its stock; or (y) due to stock ownership by any employee benefit plan of the Company or Peoples Bank. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations, and interpretative guidance promulgated thereunder.

“Committee” has the meaning set forth in Section 4(a) hereof.

“Company” means Finward Bancorp, an Indiana corporation.

“Consultant” means an individual who is performing services (other than as a Director) for the Company or an Affiliate and is not an Employee. The term Consultant may include retired Directors or advisory board members.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company; provided that, if any Award is subject to Code Section 409A, this sentence shall only be given effect to the extent consistent with Code Section 409A.

“Deferred Compensation” means “nonqualified deferred compensation” as defined under Code Section 409A.

“Director” means any individual who is a member of the Board or a member of the Board of Directors of any Affiliate.

“Disability” means the following: (i) if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or an Affiliate that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have the meaning set forth in such agreement; and (ii) in the absence of such an agreement, “Disability” shall mean disability as defined in the Federal Social Security Act, which qualifies the Participant for permanent disability insurance in accordance with such act. Disability for purposes of this Plan will not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (y) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

“Effective Date” has the meaning set forth in Section 23 hereof.

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option, or the Fair Market Value on the date of grant with respect to a Stock Appreciation Right.

“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

“Freestanding Stock Appreciation Rights” means a Stock Appreciation Right that is granted independently of any Option.

“Incentive Stock Option” means an Option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Nasdaq” means the Nasdaq Stock Market, or any successor national securities exchange thereof.

“Non-Employee Director” means a Director who is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act; and (ii) an “independent director” within the meaning of the listing rules of the Nasdaq, or such other national securities exchange upon which the Company’s Shares are listed.

“Non-Qualified Stock Option” means an Option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which Option does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Share-Based Award” means an Award that is not an Award of Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, or Stock Appreciation Rights that is granted under Section 14 of this Plan and is payable by delivery of Shares and/or which is measured by reference to the value of the Shares.

“Participant” means any individual selected by the Committee to receive an Award.

“Peoples Bank” means Peoples Bank, an Indiana state-chartered commercial bank and wholly-owned subsidiary of the Company.

“Performance Period” means the one or more periods of time as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and payment of a Performance Share Award.

“Performance Shares” means Shares awarded pursuant to Section 12 of this Plan.

“Plan” means the Finward Bancorp 2025 Omnibus Equity Incentive Plan.

“Prior Plan” means the Finward Bancorp 2015 Stock Option and Incentive Plan.

“Qualified Retirement Plan” means any plan of the Company or an Affiliate that is intended to be qualified under Section 401(a) of the Code.

“Ratable Portion” has the meaning set forth in Section 9(d) hereof.

“Restricted Period” means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Sections 9 and 10 hereof with respect to Restricted Stock or Restricted Stock Units awarded under the Plan.

“Restricted Stock” means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

“Restricted Stock Units” means a grant under Section 10 of this Plan denominated in Shares that is similar to a Restricted Stock Award, except no Shares are actually awarded on the date of grant.

“Retirement” means, with respect to a Participant who is an Employee, the termination of the Participant’s status as an Employee, for any reason other than Cause, death, or Disability, after having attained age 65. The term “Retirement” shall not apply to non-Employee Participants.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” means an Award granted to a Participant pursuant to Section 13 of this Plan which provides for the right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value of one Share at the date of exercise over the specified Exercise Price, which shall not be less than 100% of the Fair Market Value of the Shares on the date of grant of the Stock Appreciation Rights Award.

“Tandem Stock Appreciation Rights” means a Stock Appreciation Right that is granted in tandem with a related Option, the exercise of which will require forfeiture of the right to exercise such Option and to purchase an equal number of Shares under the related Option, and, when a Share is purchased pursuant to the exercise of such Option, the Stock Appreciation Right will be forfeited to the same extent.

“Ten Percent Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Affiliate.

“Total Share Reserve” has the meaning set forth in Section 6(a) hereof.

“Unrestricted Stock” means Shares awarded to a Participant by the Committee without any restrictions.

4. Administration.

(a) Administration by the Committee. The Plan shall be administered by the Compensation and Benefits Committee of the Board, or such other committee as designated by the Board from time to time (the “Committee”), constituted in accordance with this Section 4(a). The Committee shall consist of two or more members of the Board, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board. Subject to the applicable rules of the Nasdaq or any other national securities exchange upon which the Company’s Shares are listed, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be within the authority and responsibility of the Committee.

(b) Authority of Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; (v) establish from time to time procedures and regulations for the administration of the Plan; (vi) accelerate at any time the exercisability or vesting of all or any portion of any Award; (vii) interpret the Plan; (viii) define terms applicable to the Plan which are not otherwise defined herein; and (ix) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or services of a Participant. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

(c) Delegation of Authority. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any art of its authority and powers under this Plan to one or more Directors or officers of the Company; provided that, the Committee may not delegate its authority and powers in any way which would jeopardize the Plan’s qualification under Rule 16b-3 of the Exchange Act or adversely impact Awards under Rule 16b-3. The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities. Any such delegation may be revoked by the Committee at any time.

(d) Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Affiliate shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Affiliate as to an employee’s or Participant’s employment, termination of employment, leave of absence, re-employment, and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee with such evidence, data, or information as the Committee considers necessary or desirable to carry out the terms of the Plan.

5. Participants. The Committee may select from time to time Participants in the Plan from those Directors, Employees, or Consultants of the Company or its Affiliates who, in the determination of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

6. Shares Subject to Plan.

(a) Share Limitations. Subject to adjustment by the operation of Section 15 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan is (i) 280,000 Shares, less any Shares underlying an award granted under the Prior Plan on or after January 1, 2025 and prior to the Effective Date of this Plan (all of which may be subject to grants of Incentive Stock Options); plus (ii) Shares underlying any award granted under the Prior Plan that expires, terminates, or is canceled or forfeited on or after the Effective Date under the terms of the Prior Plan (the “Total Share Reserve”). Any Award that expires, terminates, or is surrendered for cancellation, or with respect to Restricted Stock, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), or any Award settled for cash in lieu of Shares may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation, or forfeiture has occurred. Notwithstanding anything to the contrary contained herein, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation incurred in connection with the exercise or settlement of an Award, shall not again be made available for grants of Awards under the Plan. During the terms of the Awards, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

(b) Available Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired by the Company in any manner (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion.

(c) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $150,000. The Committee may make exceptions to increase such limit to $200,000 for an individual Non-Employee Director in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chairman of the Board or lead independent director or as a member of a special litigation or transactions committee of the Board, as the Committee may determine in its sole discretion; provided that, the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with Accounting Standards Codification Topic 718 or any successor provision thereof, but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(d) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company of an Affiliate combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify as Incentive Stock Options shall be counted against the maximum number of Shares that may underlie grants of Incentive Stock Options as set forth in Section 6(a) above. Subject to applicable requirements of the Nasdaq or other national securities exchange upon which the Company’s Shares are listed, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines (as appropriately adjusted to reflect such acquisition or transaction), may be used for Awards under the Plan and shall not count against the Total Share Reserve.

(e) Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(i) Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including without limitation, the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

(ii) No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

(f) Minimum Vesting Period. The vesting period for each Award granted under the Plan shall be at least equal to the Minimum Vesting Period; provided that, nothing in this Section 6(f) shall limit the Committee’s authority to accelerate the vesting of Awards as set forth in Section 4(b)(vi) above; provided further that, notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”). Notwithstanding the foregoing, in addition to Excepted Awards, the Committee may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period if such Awards are granted as Substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period.

7. Awards.

(a) General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 17 of this Plan, an Award may be granted as an alternative to or replacement of an existing Award under the Plan, any other plan of the Company or an Affiliate, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or an Affiliate, including the plan of any entity acquired by the Company or an Affiliate.

(b) Available Awards. The types of Awards that may be granted under this Plan include the following: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Restricted Stock; (iv) Unrestricted Stock; (v) Restricted Stock Units; (vi) Performance Shares; (vii) Stock Appreciation Rights; or (viii) Other Share-Based Awards, or any combination thereof.

8. Stock Options.

(a) General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, and subject to the terms of Section 8 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each grant of Options: (i) the Exercise Price, which shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted (subject to the provisions of Section 8(c) regarding Incentive Stock Options granted to Ten Percent Shareholders); (ii) the number of Shares subject to, and the expiration date of, any Option; (iii) the manner, time, and rate (cumulative or otherwise) of exercise of such Option; (iv) the vesting period or conditions to vesting (including the attainment of any performance goals); (v) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option; (vi) the conditions, if any, under which a Participant may transfer or assign Options; and (vii) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Option shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Option, including but not limited to, those set forth in the preceding sentence. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

(b) Exercise of Options.

(i) General. Except as provided in Section 18, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (iii), (iv) and (v) of this Section 8(b), no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(ii) Notice of Exercise; Payment of Exercise Price. To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment of the Exercise Price by the Participant shall be made by one or more of the following methods except to the extent otherwise provided in the Award Agreement: (A) in cash (including by check, bank draft, or money order); (B) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Fair Market Value on the date of exercise equal to part or all of the Exercise Price; (C) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the Option and to remit to the Company, no later than the third business day following exercise, a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, provided that, in the event the Participant chooses to pay the Exercise Price as so provided, the Participant and the third party shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; (D) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price (and, if applicable, any required tax withholding); or (E) by any other means determined by the Committee in its sole discretion.

(iii) Termination of Continuous Service. If the Continuous Service of a Participant is terminated for Cause, or voluntarily by the Participant for any reason other than death, Disability, or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability, or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such termination of Continuous Service, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable Award Agreement evidencing the grant of such Option. If a Participant’s Continuous Service terminates for any reason other than those set forth above in this Section 8(b)(iii), such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such termination but only within the period of three months immediately succeeding such termination of Continuous Service, and in no event after the expiration date of the subject Option; provided that, such right of exercise after termination of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable Award Agreement evidencing the grant of such Option.

(iv) Death of Optionholder. In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option as of the date of death. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Fair Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(v) Miscellaneous. Notwithstanding the provisions of the foregoing paragraphs of this Section 8(b), the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the termination of Continuous Service, to the extent permitted by applicable federal and state law.

(c) Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding: (i) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board, and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted; (ii) subject to the provisions of this paragraph below regarding Ten Percent Shareholders, the Exercise Price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value per Share on the date such Incentive Stock Option is granted; (iii) an Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, provided that, notwithstanding the foregoing, the Participant to whom an Incentive Stock Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or Disability of the Participant, shall thereafter be entitled to exercise the Option; and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Fair Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, is a Ten Percent Shareholder, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date such Incentive Stock Option is granted, and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

(d) Non-Qualified Stock Options. Non-Qualified Stock Options may be granted to any Participant. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided that, no Non-Qualified Stock Option shall be exercisable more than ten years after the date such Non-Qualified Stock Option is granted. The Exercise Price of each Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. A Non-Qualified Stock Option may, in the sole discretion of the Committee, be transferable by the Participant to whom such Non-Qualified Stock Option is granted upon written approval by the Committee to the extent provided in the Award Agreement; provided that, notwithstanding any foregoing provision herein, in no event may any Award of Non-Qualified Stock Options be transferred by a Participant for value, and the Committee shall have no authority to approve any such transfer. If the Award Agreement for the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable by the Participant to whom such Non-Qualified Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant. Notwithstanding the foregoing, the Participant to whom a Non-Qualified Stock Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or Disability of the Participant, shall thereafter be entitled to exercise the Option.

(e) Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Committee in an Award Agreement, or as otherwise directed by a holder of an Option in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the holder of the Option or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Committee, payment of the Exercise Price of any such Option shall be made pursuant to Section 8(b)(ii)(C) or, to the extent permitted by the Committee, surrendering Shares then issued, and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy any withholding obligation associated with such exercise in accordance with Section 21. Unless otherwise determined by the Committee, this Section 8(e) shall not apply to an Option if the holder of such Option incurs a termination of Continuous Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(e).

9. Restricted Stock Awards.

(a) General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock and, in addition to the terms and conditions set forth in this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 9 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Restricted Stock: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); and (iv) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

(b) Vesting; Restricted Period. At the time of an award of Restricted Stock, the Committee may establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified performance goals or objectives.

(c) Restrictions. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge, or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 9 and Section 15 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto. In addition, the Committee shall have the authority, in its discretion, to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(d) Termination of Continuous Service. Except as provided in Section 17 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, Disability, or Retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability, or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement, reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(e) Certificates. Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE FINWARD BANCORP 2025 OMNIBUS EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.

(f) Expiration of Restrictions. At the expiration of the restrictions imposed by this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of this Section 9 applies in the case of a deceased Participant, to the Participant’s legal representative, beneficiary, or heir) any certificate(s) and stock power deposited with it, and the Shares, along with any certificate(s) representing such Shares, shall be free of the restrictions referred to in this Section 9.

10. Restricted Stock Units.

(a) General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Restricted Stock Units and, in addition to the terms and conditions set forth in this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 10 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Restricted Stock Units: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); and (iv) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence. Restricted Stock Unit Awards shall be settled in Shares, or in the sole discretion of the Committee determined at the time of settlement, in cash based on the Fair Market Value of a Share multiplied by the number of Restricted Stock Units being settled, or a combination of cash and Shares. A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no Shares are actually awarded to the recipient on the date of grant.

(b) Vesting. The Committee may, in connection with the grant of an Award of Restricted Stock Units, condition the vesting thereof upon the continued service of the Participant or upon attainment of performance goals, in the discretion of the Committee. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest as provided under the Award Agreement. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Stock Units prior to the expiration of the Restricted Period with respect thereto.

(c) Restrictions. Subject to the provisions of this Plan and the applicable Award Agreement, during the Restricted Period, if any, set by the Committee, commencing with the date of grant of such Restricted Stock Unit for which such Participant’s continued Service is required, and until the later of (i) the expiration of the Restricted Period, and (ii) the date the applicable performance goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units. Notwithstanding the foregoing sentence, upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Stock Units prior to the expiration of the Restricted Period with respect thereto. In addition, the Committee shall have the authority, in its discretion, to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(d) No Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

11. Unrestricted Stock Awards. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Unrestricted Stock and, in addition to the terms and conditions set forth in this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 11 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Unrestricted Stock: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; and (iii) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Unrestricted Stock shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

12. Performance Shares. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of any one or combination of performance goals (which may be cumulative and/or alternative), as determined by the Committee. Subject to the terms of Section 12 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Performance Shares: (i) the number of Shares covered by the Award; (ii) the date of grant of the Award; (iii) the Performance Period applicable to the Award; (iv) the conditions that must be satisfied for a Participant to earn an Award; and (v) any other terms and conditions as the Committee, in its sole discretion, may determine. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence. As determined in the discretion of the Committee, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

13. Stock Appreciation Rights.

(a) General Terms and Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Awards of Stock Appreciation Rights and, in addition to the terms and conditions set forth in this Section 13, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine. In particular, and subject to the terms of Section 13 of this Plan, the Committee shall prescribe the following terms and conditions with respect to each Award of Stock Appreciation Rights: (i) the number and type of Stock Appreciation Rights covered by the Award; (ii) the date of grant of the Award; (iii) the vesting period or conditions to vesting (including the attainment of any performance goals); (iv) the Exercise Price of the Stock Appreciation Rights (as determined pursuant to this Section 13); and (v) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee, in its sole discretion, may grant Affiliated Stock Appreciation Rights, Freestanding Stock Appreciation Rights, Tandem Stock Appreciation Rights, or any combination thereof. Each Award of Stock Appreciation Rights shall be evidenced by an Award Agreement that shall specify the applicable terms and conditions of the Award, including but not limited to, those set forth in the preceding sentence.

(b) Vesting. The Committee may, in connection with the grant of an Award of Stock Appreciation Rights, condition the vesting thereof upon the continued service of the Participant or upon attainment of performance goals, in the discretion of the Committee. Upon the death or Disability of a Participant, the Committee shall have the authority, in its discretion, to accelerate the vesting of any Stock Appreciation Rights.

(c) Exercise Price. The Exercise Price of a Freestanding Stock Appreciation Right will be not less than 100% of the Fair Market Value of a Share on the date of the grant of the Freestanding Stock Appreciation Right Award, and the Exercise Price of Tandem or Affiliated Stock Appreciation Rights will be equal to the Exercise Price of the Option to which such Stock Appreciation Right relates.

(d) Exercise of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem Stock Appreciation Right may be exercised only with respect to the Shares to which its related Option is then exercisable. With respect to a Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option, the following requirements shall apply: (i) the Tandem Stock Appreciation Right shall expire not later than the date on which the underlying Incentive Stock Option expires; (ii) the value of the payout with respect to the Tandem Stock Appreciation Right will be no more than 100% of the difference between the Exercise Price of the underlying Incentive Stock Option and 100% of the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised; and (iii) the Tandem Stock Appreciation Right will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option to which the Tandem Stock Appreciation Right relates exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated Stock Appreciation Rights. An Affiliated Stock Appreciation Right will be deemed to be exercised upon the exercise of the Option to which the Affiliated Stock Appreciation Right relates. The deemed exercise of an Affiliated Stock Appreciation Right shall not reduce the number of Shares subject to the related Option.

(f) Exercise of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement.

(g) Expiration of Stock Appreciation Rights. Each Stock Appreciation Right granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided that, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of its date of grant. Notwithstanding the foregoing, the terms and provisions related to the adjustment of Awards set forth in Section 15 shall also apply to Affiliated and Tandem Stock Appreciation Rights.

(h) Payment of Stock Appreciation Right Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the positive difference between the Fair Market Value of a Share on the date of exercise and the Exercise Price; by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section 13(h), or in a combination of cash and Shares.

(i) Termination of Stock Appreciation Right. An Affiliated or Tandem Stock Appreciation Right shall terminate at such time as the Option to which such Stock Appreciation Right relates terminates. A Freestanding Stock Appreciation Right shall terminate at the time provided in the applicable Award Agreement.

(j) Automatic Exercise of In-The-Money Stock Appreciation Right. Unless otherwise provided by the Committee in an Award Agreement, or as otherwise directed by a holder of a Stock Appreciation Right in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the holder of the Stock Appreciation Right or the Company be exercised on the Automatic Exercise Date. Unless otherwise determined by the Committee, this Section 13(j) shall not apply to a Stock Appreciation Right if the holder of such Stock Appreciation Right incurs a termination of Continuous Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 13(j).

14. Other Share-Based Awards. The Committee may grant Other Share-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions, as the Committee shall determine in its sole discretion. Each Other Share-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with this Plan, as may be set forth in the applicable Award Agreement. Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan or as payment in lieu of compensation.

15. Adjustments Upon Changes in Capitalization. To the extent permitted under Code Section 409A, in the event of any change in the outstanding Shares subsequent to the Effective Date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the Exercise Price of Options and Stock Appreciation Rights, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, in order to prevent the dilution or diminution of such Awards. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions, and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

16. No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the Exercise Price of any outstanding Option or Stock Appreciation Right in the event of a decline in the price of the Shares shall be permitted without approval by the Company’s shareholders. The foregoing prohibition includes (i) reducing the Exercise Price of outstanding Options or Stock Appreciation Rights, (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower Exercise Price to the same individual, (iii) cancelling Options or Stock Appreciation Rights with an Exercise Price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of an Option or Stock Appreciation Right under the rules of the primary securities exchange or similar entity on which the Shares are listed. In addition, the Company shall not repurchase any outstanding Option or Stock Appreciation Right having an Exercise Price per Share greater than the Fair Market Value of a Share, without shareholder approval.

17. Effect of a Change in Control. Subject to the provisions of this Plan relating to the vesting and acceleration of Awards and Section 15 (relating to the adjustment of Shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement, or as set forth in an employment, consulting, change in control, or severance agreement entered into by and between the Company and an Employee or Consultant, the following provisions shall apply in the event of a Change in Control:

(a) Continuation, Assumption, or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume, or replace Awards outstanding as of the date of the Change in Control and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume, or replace only some Awards or portions of Awards. For purposes of this Section 17, an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either: (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the Exercise Price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control; or (ii) the Participant has received a comparable equity-based award in exchange for an Award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as, or more favorable to, the Participant.

(b) Double-Trigger Acceleration. If and to the extent that Awards are continued, assumed, or replaced under the circumstances described in Section 17(a) in connection with a Change in Control, and if within two years after the Change in Control a Participant experiences an involuntary termination of Continuous Service for reasons other than Cause, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full as of the effective date of the Participant’s termination of Continuous Service and shall remain exercisable in accordance with their terms; (ii) all unvested Restricted Stock Awards, Restricted Stock Units, Performance Shares, and Other Share-Based Awards shall become immediately fully-vested and non-forfeitable as of the effective date of the Participant’s termination of Continuous Service, and the subject Shares, or equity interests that are substituted for the subject Shares as a result of the Change in Control, shall be distributed to the Participant immediately following the effective date of the termination of Continuous Service; and (iii) any performance goals applicable to Restricted Stock Awards, Restricted Stock Units, Performance Shares, and Other Share-Based Awards shall be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

(c) Payment of Awards. Except as otherwise provided in an Award Agreement, if and to the extent that outstanding Awards under this Plan are not continued, assumed, or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 17, and the Committee may accelerate the vesting of any outstanding Award, including deeming performance goals applicable to any Award to have been satisfied in whole or in part. The Committee will not be required to treat all Awards similarly for purposes of this Section 17. The Committee may terminate Restricted Stock Awards, Restricted Stock Units, Performance Shares, or Other Share-Based Awards in exchange for a payment in settlement of such Restricted Stock Awards, Restricted Stock Units, Performance Shares, or Other Share-Based Awards in an amount determined by the Committee in good faith to approximate the value assigned to a Share in the Change in Control transaction or other reasonable value. The Committee may (i) terminate outstanding Options or Stock Appreciation Rights in exchange for a payment by the Company, in cash or Shares, as determined by the Committee in good faith, in an amount equal to the excess of the amount by which the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award or portion thereof being terminated exceeds the Exercise Price of the Options or Stock Appreciation Rights, or (ii) after giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, terminate any or all unexercised Options or Stock Appreciation Rights at such time as the Committee deems appropriate. Such termination and settlement shall take place as of the effective date of the Change in Control or at such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions. Additionally, the Board may, in its discretion, take any action and exercise any power, privilege, or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee, as permitted or required by applicable law. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms, and conditions applicable to payments to the Company’s shareholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award being terminated.

18. Assignments and Transfers. Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered, or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

19. No Implied Rights. No officer, Director, Employee, or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant, and no officer, Director, Employee, or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

20. Delivery and Registration of Stock. The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule, or regulation, as the Company shall determine to be necessary or advisable.

21. Withholding Tax. Where a Participant is entitled to receive Shares upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy a withholding amount up to a Participant’s highest marginal tax rate, provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state, and local tax withholding, by: (a) with respect to an Option, reducing the number of Shares subject to the Option (without issuance of such Shares to the subject Participant) by a number equal to the quotient of (i) the total minimum amount of required tax withholding, divided by (ii) the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share; and (b) with respect to Restricted Stock Awards, Restricted Stock Units, and Performance Shares, withholding a number of Shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate, provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an Award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements at the Participant’s highest marginal tax rate.

22. Termination, Amendment, and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; provided further that, no termination, amendment, or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan without the consent of the Participant to whom the Award was granted. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Board may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming this Plan or the Award Agreement to any present or future law relating to plans of this or a similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the Award affected thereby, which, in the sole discretion of the Board, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 22 to any Award granted under this Plan without further consideration or action.

23. Effective Date and Term of Plan. The Plan shall become effective upon shareholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules (the “Effective Date”) and shall continue in effect for a term of ten years after the Effective Date unless sooner terminated under Section 22 hereof. No Awards may be made hereunder after the tenth anniversary of the Effective Date, and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

24. Miscellaneous.

(a) Governing Law. This Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Indiana shall have exclusive jurisdiction over any claim, action, complaint, or lawsuit brought under the terms of this Plan. By accepting any Award under this Plan, each Participant and any other person claiming any rights under this Plan agrees to submit himself or herself and any legal action that the Participant brings under this Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b) Shareholder Rights. Except as otherwise provided in this Plan or in an Award Agreement, no Award under this Plan shall confer upon a Participant any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

(c) Section 409A. Awards granted under this Plan are intended to be exempt from Code Section 409A to the greatest extent possible and to otherwise comply with Code Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute Deferred Compensation, the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Code Section 409A. In this regard, if any amount under an Award that is subject to Code Section 409A is payable upon a “separation from service” (within the meaning of Code Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Code Section 409A. Further, the settlement of any Award that is subject to Code Section 409A may not be accelerated except to the extent permitted by Code Section 409A.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(e) Indemnification. To the fullest extent permitted by law and the Company’s articles of incorporation and by-laws, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company or an Affiliate to whom authority was delegated in accordance with Section 4(c), or an Employee of the Company or an Affiliate, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability, or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or any Affiliate’s articles of incorporation, by-laws, or similar governing document, or as a matter of law or otherwise, or any power that the Company or any Affiliate may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

(f) Clawback Policy. Notwithstanding any other provisions of this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any recoupment, clawback, or similar policies of the Company that may be adopted and/or modified by the Board from time to time (each such policy, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with a Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by each Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

(g) Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any beneficiary designation under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided that, if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of a Participant, in which case the Company, the Committee, and the members of the Committee shall not be under any further liability in connection therewith.

(h) Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

(i) Successors. Subject to the provisions of Sections 15 and 17, all obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

(j) No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be issued or delivered pursuant to this Plan or any Award. Except as otherwise expressly set forth in Section 8 of this Plan, the Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

(k) Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan, and any other benefit plans maintained by the Participant’s employer.

(l) Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining portions hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

(m) Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan or in any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by e-mail or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or (iii) in the case of e-mail, the date upon which the transmitting party received confirmation of receipt; provided that, in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration, or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

(n) Bank Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), and the rules and regulations promulgated thereunder.